As filed with the Securities and Exchange Commission on February 26, 1997
                                                 Registration No. 333-17475



                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                          POST-EFFECTIVE AMENDMENT NO. 1 TO
                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933


      Incorporated       AMERICAN ANNUITY GROUP, INC.         I.R.S. Employer
     Under the Laws         250 EAST FIFTH STREET           Identification No.
      of Delaware          CINCINNATI, OHIO  45202              06-1356481
                               (513) 333-5300


                            AMERICAN ANNUITY GROUP, INC.

                         1993 STOCK APPRECIATION RIGHTS PLAN


                               Mark F. Muething, Esq.
                               Senior Vice President,
                            General Counsel and Secretary
                            American Annuity Group, Inc.
                               Cincinnati, Ohio  45202
                                   (513) 333-5300
                                 (Agent for Service)

                       THIS POST-EFFECTIVE AMENDMENT NO. 1 TO
                           FORM S-8 REGISTRATION STATEMENT
                         IS BEING FILED SOLELY TO DEREGISTER
                  75,759 SHARES OF COMMON STOCK WHICH MAY BE ISSUED
                       UNDER THE AMERICAN ANNUITY GROUP, INC.
                         1993 STOCK APPRECIATION RIGHTS PLAN









               American Annuity Group, Inc., a Delaware corporation, (the "Company") is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement solely for the purpose of deregistering 75,759 shares of Common Stock, $1 par value, issuable pursuant to American Annuity Group, Inc. 1993 Stock Appreciation Rights Plan (the "Plan"). The Company originally registered 250,000 shares of Common Stock for issuance under the Plan, of which 174,241 shares have been issued pursuant to the terms of the Plan. The Company terminated the Plan, and no additional shares of Common Stock will be issued under the Plan.













































                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on February 26, 1997.

                                        AMERICAN ANNUITY GROUP, INC.


                                        By:  Mark F. Muething
                                             Senior Vice President,
                                             General Counsel and Secretary

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature              Capacity               Date


           *                      Chairman of the       February ___, 1997
           Carl H. Lindner        Board and Chief
                                  Executive Officer
                                  (Principal
                                  Executive Officer)


           *                      Director              February ___, 1997
           S. Craig Lindner



           *                      Director              February ___, 1997
           Robert A. Adams



           *                      Director              February ___, 1997
           A. Leon Fergenson


           *                      Director              February ___, 1997
           Ronald G. Joseph



           *                      Director              February ___, 1997
           John T. Lawrence III



           *                      Director              February ___, 1997
           William R. Martin



           *                      Director              February ___, 1997
           Ronald F. Walker



           *                      Senior Vice           February ___, 1997
           William J. Maney       President, Treasurer
                                  and Chief Financial
                                  Officer (Principal
                                  Accounting Officer
                                  and Principal
                                  Financial Officer)



           *By: Mark F. Muething  Attorney-in-Fact      February 26, 1997